Exhibit 99.2
For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664
Unifi Announces Closure of Kinston, N.C. Facility
     GREENSBORO, N.C. — August 2, 2007 — Unifi, Inc. (NYSE:UFI), today announced that it will close its Kinston, North Carolina facility.
     The Kinston facility produces partially orientated yarn (“POY”) for internal consumption and third party sales. In the future, the Company will purchase its commodity POY needs from external suppliers for conversion in its texturing operations. The Company will continue to produce POY at its Yadkinville, North Carolina facility for its specialty and premium value yarns and certain commodity yarns. Approximately 260 employees will be affected by the closure of the Kinston facility.
     “We acquired Kinston in September 2004, which allowed us to remove excess manufacturing capacity of POY and to substantially lower our production costs. The acquisition has returned excellent value for Unifi over the past three years, however continued foreign competition requires that we continue to evolve our business to not only compete, but add value to the business, said William Lowe, Chief Operating Officer and Chief Financial Officer. “While complicated to execute, it comes down to a simple make-versus-buy decision. In addition to the savings expected from this decision, we gain needed flexibility in our texturing operations. Over the last 9 months, Kinston’s inability to operate below a certain minimum has put undue pressure on our texturing operations,” continued Lowe.
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Unifi Announces Closure of Kinston, N.C. Facility — page 2
     The Company expects that it will take four to five months to transition from producing POY at Kinston and completing the supply chain logistics enabling a complete shut-down by the end of the calendar year. Annual savings from the closure are expected to be approximately $12 million. First year savings will be offset by closure costs and will be approximately $2-3 million. The Company further expects that once completed it will be able to reduce its working capital through inventory reductions by approximately $11-13 million.
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® – all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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